SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report: April 7, 2003

(Date of earliest event reported)

Markel Corporation

(Exact name of registrant as specified in its charter)

Virginia	001-15811	54-1959284
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4521 Highwoods Parkway

Glen Allen, Virginia 23060-6148

(804) 747-0136

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

(Former name or former address, if changed since last report.)

ITEM 5.    OTHER EVENTS

Certain exhibits are filed herewith in connection with the Prospectus Supplement dated April 7, 2003 to the Prospectus dated October 31, 2001, filed as part of the Registration Statement on Form S-3 (Registration No. 333-71952) of Markel Corporation (the “Company”) with the Securities and Exchange Commission covering Debt Securities issuable under an Indenture relating to Senior Debt Securities, dated June 5, 2001, between the Company and JPMorgan Chase Bank, as trustee (the “Trustee”).

On April 7, 2003, the Company executed an Underwriting Agreement and related pricing agreement (the “Underwriting Agreement”) with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated. Pursuant to the Underwriting Agreement, the Company is issuing $50,000,000 principal amount of its 6.8% Senior Notes due 2013 (the “Securities”) under the Indenture, as amended by a Second Supplemental Indenture, dated as of February 25, 2003 (the “Second Supplemental Indenture”). The $50,000,000 of Securities to be issued will be the same series of Securities as the $200,000,000 principal amount of Securities issued on February 25, 2003 under the same indenture. The Underwriting Agreement and the Computation of Earnings to Fixed Charges Ratio are filed as exhibits hereto and are incorporated herein by reference.

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits

1	Underwriting Agreement and related pricing agreement, dated as of April 7, 2003, between the Company and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated

4.1	Form of Second Supplemental Indenture between the Company and the Trustee including form of the securities as Exhibit A (4.1)*

12	Computation of Earnings to Fixed Charges Ratio

*	Incorporated by reference from the exhibit shown in parentheses filed with the Commission on February 25, 2003 in the Company’s report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MARKEL CORPORATION

Date: April 9, 2003	By: /s/ Gregory B. Nevers
Name: Gregory B. Nevers
Title: Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit:

1	Underwriting Agreement, dated as of April 7, 2003, between the Company and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and related pricing agreement

4.1	Form of Second Supplemental Indenture between the Company and the Trustee including form of the securities as Exhibit A (4.1)*

12	Computation of Earnings to Fixed Charges Ratio

*	Incorporated by reference from the exhibit shown in parentheses filed with the Commission on February 25, 2003 in the Company’s report on Form 8-K.